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     As filed with the Securities and Exchange Commission on April 29, 1998

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          SCHUYLKILL ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     23-2751054
---------------------------------------    -----------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


 Two Penn Center, Suite 605, Philadelphia, PA              19102
---------------------------------------------    -----------------------------
    (Address of Principal Executive Office)               (Zip Code)


 If this form relates to the             If this form relates to the
 registration of a class of securities   registration of a class of securities
 pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
 Exchange Act and is effective           Exchange Act and is effective
 pursuant to General Instruction         pursuant to General Instruction
 A.(c), please check the following       A.(c), please check the following
 box. / /                                box.  /X/


Securities Act registration statement file number to               33-88270
which this form relates:                                       (If applicable)



Securities to be registered pursuant to Section 12(b) of the Act:



    Title of Each Class                       Name of Each Exchange on Which
     to be Registered                         Each Class is to be Registered
     ----------------                         ------------------------------

---------------------------------             ---------------------------------


---------------------------------             ---------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
-------------------------------------------------------------------------------
                                (Title of Class)
-------------------------------------------------------------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.

         The information required by this item is contained under Item 12 entitled "Description of Securities" in the registration statement to which this Form 8-A relates (File No. 33-88270). This information is incorporated herein by reference.

Item 2.  Index to Exhibits.

         *3.1     Certificate of Incorporation

         *3.1A    Certificate of Amendment to Certificate of Incorporation

         *3.2     By-Laws of the Registrant

         *4.1     Copy of Specimen Stock Certificate

         *4.2     Form of Escrow Agreement

         *4.3     Form of Warrant Agreement

         *4.4     Form of Class A Warrant

         *10      Form of Subscription Agreement

  * Incorporated by reference from the Company's Registration Statement on Form SB-2, which was declared effective by the Commission on October 17, 1997, and any amendments thereto.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                          SCHUYLKILL ENTERPRISES, INC.


Date:  April 28,1998                    By: /s/ Leonard Linsker
     ----------------                     ----------------------
                                              Leonard Linsker
                                              President